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EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT


     We do hereby consent to the use of our report dated December 11, 2001 on the financial statements of MicroSignal Corporation formerly known as Pro Glass Technologies, Inc. (a Nevada corporation) included in and made part of the registration statement of MicroSignal Corporation dated November 20, 2002.


November  20,  2002


Armando C. Ibarra  CPA
---------------------------------------

Certified  Public  Accountant




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